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                                                                   EXHIBIT 21.1

Subsidiaries of the Registrant, Mego Financial Corp.

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                                                                JURISDICTION OF          PERCENT
NAME OF SUBSIDIARY                                               INCORPORATION            OWNED            PARENT
------------------                                              ---------------         ---------         --------
Preferred Equities Corporation                                       Nevada                100%              Mego

Mego Mortgage Corporation                                           Delaware               100%              Mego

Brigantine Preferred Properties, Inc. ("Properties")                 Nevada                100%               PEC

The Brig, Inc.                                                      New Jersey              99%            Properties

Brigantine Inn Marketing, Inc.                                      New Jersey             100%            Properties

Brigantine Inn Management, Inc.                                     New Jersey             100%            Properties

Central Nevada Utilities Company                                      Nevada               100%               PEC

Central Nevada Realty Company                                         Nevada               100%               PEC

Southern Colorado Properties, Inc.                                   Colorado              100%               PEC

Colorado Land and Grazing Corp.                                      Colorado              100%               PEC

Calvada Springs Corporation                                           Nevada               100%               PEC

Preferred Vacation Resorts, Inc.                                      Nevada               100%               PEC

First National Equity Corp.                                           Nevada               100%               PEC

Calvada Homes, Inc.                                                   Nevada               100%               PEC

Preferred Equities Insurance Agency, Inc.                             Nevada               100%               PEC

Preferred Colorado Land Co.                                          Colorado               80%               PEC

Steamboat Suites, Inc.                                               Colorado              100%               PEC

RVS Marketing, Inc.                                                   Texas                100%               PEC

Overlook Food and Beverage Company                                   Colorado              100%               PEC

Calvada Properties Corporation                                        Nevada               100%               PEC

Calvada Subdivisions, Inc.                                            Nevada               100%               PEC

First Corporation of Nevada                                           Nevada               100%               PEC

Preferred Management Corp.                                            Nevada               100%               PEC

Resort Properties Advertising, Inc.                                   Nevada               100%               PEC

Sunburst Development, Inc.                                            Nevada               100%               PEC
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